                                   EXHIBIT 22

                      BROWN & SHARPE MANUFACTURING COMPANY
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                         SUBSIDIARIES OF THE REGISTRANT
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     Subsidiaries of the Registrant as of December 31, 1996 are as follows:

                                                                             Percentage of
                                                              Jurisdiction    Voting Power
                                                                   of         Owned by the
                    Name of Subsidiary                       Incorporation     Registrant
                    ------------------                      --------------  --------------

     Borel & Dunner, Inc.                                    Michigan                  100%

     Technicomp Inc.                                         Delaware                  100%

     Roch - Brown & Sharpe S.A.                              France                    100%

     Mauser Prazisions Messmittel GmbH                       Germany                   100%

     DEA - Brown & Sharpe S.p.A. ** and its subsidiaries:    Italy                     100%

      DEA - Brown & Sharpe S.A.                              Spain                     100%

      DEA - Brown & Sharpe S.A.                              France                    100%

      DEA - Brown & Sharpe KK                                Japan                     100%

     Brown & Sharpe International Capital
      Corporation and its subsidiaries:                      Delaware                  100%

      Leitz - Brown & Sharpe Messtechnik G.m.b.H.            Germany                   100%

      Tesa - Brown & Sharpe S.A. and its subsidiaries:       Switzerland               100%

       P. Roch, S.a.R.L.                                     Switzerland               100%

       Tesa - Brown & Sharpe S.A.                            France                    100%

       Tesa - Brown & Sharpe KK                              Japan                     100%

      Brown & Sharpe Group Ltd.*  and its subsidiaries:      United Kingdom            100%

       White Lodge Financial Limited                         United Kingdom            100%

       Brown & Sharpe Ltd.                                   United Kingdom            100%

       Mercer - Brown & Sharpe Ltd.                          United Kingdom            100%

* Owned 71.3% by Brown & Sharpe International Capital Corporation and 28.7% by Tesa, S.A.
** Owned 85.0% by Brown & Sharpe Manufacturing Company and 15.0% by Brown & Sharpe International Capital Corporation.